GEC, INC.
                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into this 1st day of December, 1998, by and between Empire Communications Corporation (hereinafter referred to as "Seller" or "Empire") and Dassity, Inc. (referred to as "Buyer" or "Dassity").

                                   WITNESSETH:

                  WHEREAS, Empire owns all of the outstanding, shares of stock in GEC, Inc., a Utah corporation, (referred to as "GEC"); and

                  WHEREAS, Dassity desires to purchase and Empire desires to sell all of Empire's shares of stock in GEC (said shares are hereinafter referred to as "GEC's Shares"); and

                  WHEREAS, the parties desire to set forth in writing their agreement and understanding with respect to said purchase and sale of GEC's Shares;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and the promises, representations, warranties, and covenants of the parties set forth below and all other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties intending to be legally bound do hereby agree as follows:

                                   AGREEMENT:

                  1. Definitions. For purposes of this Agreement, the capitalized terms in this Agreement have the meanings stated in this Section 1:

                           a.   "Agreement"  shall   mean  this  Stock  Purchase
                                Agreement.

                           b.   "GEC"   shall   mean   GEC,   Inc.,   an   Idaho
                                corporation.

                           c. "Closing" and "Closing Date" shall have the meaning set forth in Section 6. below.

                           d. "Liens" shall mean mortgages, deeds of trust, pledges, taxes, security interests, liens, leases, licenses, liabilities, encumbrances, costs, charges and claims of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise (including without limitation, any agreement to give any of the foregoing).

                           e. "Purchase Price" shall mean the amount to be paid to Empire for GEC's Shares as set forth in Section 3. below.

                           f. "Related Party" shall mean a person described in Section 267(b) of the Internal Revenue Code of 1986, as amended.


                  2. Sale/Purchase of GEC's Shares. Seller agrees to sell and does hereby sell, and the Buyer agrees to purchase and do hereby purchase, GEC's Shares, free and clear of any Liens, upon the terms and conditions set forth herein.

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

                  3. Purchase Price. The purchase price (the "Purchase Price") to be paid to Seller for GEC's Shares shall be Sixteen Thousand One Hundred Thirty-Four and 22/100 Dollars ($16,911.22). If there are any Liens attached to or encumbering GEC's Shares at Closing, then the Purchase Price shall be reduced by the amount of such Liens.

                  4. Payment of Purchase Price. The Purchase Price shall be paid on or before December 31, 1998 in one or more cash payments. As long as the total Purchase Price is paid prior to December 31, 1998, the unpaid portion of the Purchase Price between the date of this Agreement and the date of payment shall bear no interest.

                  5. Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. local time, on the 31st day of December, 1998 (the "Closing Date"), or on such other date to which the parties shall agree. The place of Closing shall be at the offices of McKinley Capital in Utah County, Utah.

                  6. Empire's Obligations at Closing. At the Closing, Empire shall deliver to Dassity the certificates for GEC's Shares duly endorsed in blank or accompanied by a stock power duly executed in favor of Dassity, together with a copy of resolutions approving the sale of GEC's Shares by the Empire Board of Directors.

                  7. Dassity's Obligations at Closing. At or before the Closing, Dassity shall pay to the order of Empire the full Purchase Price:

                  8. Representation and Warranty. Empire represents and warrants to Dassity that Empire is unequivocally the record and beneficial owner of all of GEC's Shares, free and clear of any liens, pledges, encumbrances, agreements, equities, options, claims, security interests, restrictions, or charges.

                  9. Paragraph and Other Headings. The paragraph and other headings of this Agreement are for reference purposes only and shall not be deemed to alter the meaning or intent of the language of this Agreement exclusive of such headings.

                  10. Default. It is understood and agreed that time is of the essence of this Agreement. If the Buyer shall default or fail to perform fully and promptly any of the terms of this Agreement, this Agreement shall be null and void.

                  11. Entire Agreement. This Agreement constitutes the entire Agreement by and between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations between these parties and any other statement whether oral or written shall not be deemed a part of this Agreement unless specifically incorporated herein by reference.

                  12. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement be deemed to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  13. Governing Law. This Agreement and documents to be executed pursuant hereto shall be construed in accordance with and governed by the laws of the State of Utah.

                  14. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, addressed as follows:

                  If to Empire:

                           Empire Communications Corporation
                           4001 West 104th Terrace
                           Overland Park, Kansas  66207

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


or such other address(es) as Empire may advise Dassity in writing.
                  If to Dassity:

                           Dassity, Inc.
                           55 West 200 North
                           Provo, Utah 84601

or such other address(es) as Dassity may advise Empire in writing.

                  15. Modifications. This Agreement may not be modified, altered or amended in any manner unless such modification, alteration or amendment shall be reduced to writing and executed by all parties to this Agreement.

                  16.      Inurement.  This Agreement shall inure to the benefit
of  the  respective  parties  hereunder,   devisees,  personal  representatives,
successors and assigns.

                  17. Attorney's Fees. If any party to this Agreement shall bring suit against the other party as a result of any alleged breach or failure by such other party to fulfill or perform any covenants or obligations under this Agreement, in such event, the prevailing party shall, in addition to any other relief granted or awarded by the Court, be entitled to judgment for reasonable attorneys' fees incurred by the prevailing party by reason of such action and all costs of suit and those incurred in preparation thereof, at both trial and appellate levels.

                  18. Construction. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so indicates. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party preparing this Agreement or any part hereof.

                  19. No Waiver. The waiver by one party of the performance of any covenant or condition hereunder shall not invalidate this Agreement, nor shall it be considered to be a waiver by such party of any covenant or condition hereunder. The waiver by either or both parties of the time for performing any act hereunder shall not be deemed a waiver of any other act or an identical act required to be performed at a later time. The exercise of any remedy provided by law and the provisions of this Agreement for any remedy shall not exclude other remedies unless they are expressly excluded.


         IN WITNESS WHEREOF, the Parties have executed this Agreement in their respective fiduciary capacity on the day and year first above written.

                                            Dassity Inc.:

                                            /s/ Brenda Hall
                                            ----------------------
                                            Brenda Hall, President


                                            Empire Communications Corporation:

                                            /s/ Norman L. Petersen
                                            -----------------------
                                            Norman Petersen, President

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